Exhibit 21

Pentair plc and subsidiaries as of December 31, 2023

Name of Company	Jurisdiction of Incorporation
APEL International, LLC	United States
Aplex Industries, Inc.	United States
Aqua Membranes, Inc. (1)	United States
Aquion (Xi'an) Water Treatment Equipment Co., Ltd.	China
Aquion Hong Kong Limited	Hong Kong
Aquion, Inc.	United States
Be the Change Labs, LLC	United States
ClearWater Tech, L.L.C.	United States
Enviro Water Solutions LLC	United States
ETE Coliban Pty Limited	Australia
Everpure Japan Kabushiki Kaisha	Japan
FARADYNE Motors (Suzhou) Co., Ltd (2)	China
Faradyne Motors LLC (2)	United States
FilterDeal, LLC	United States
Fleck Controls, Inc.	United States
Goyen Controls Co. Pty. Limited	Australia
Goyen Valve LLC	United States
Greenspan Environmental Technology Pty Ltd	Australia
Haffmans B.V.	Netherlands
Haffmans North America, Inc.	United States
Hawley Group Canada Limited	Canada
Hypro EU Limited	United Kingdom
Jung Pumpen GmbH	Germany
Lincoln Automotive Company	United States
Manitowoc Foodservice (Switzerland) GmbH	Switzerland
Manitowoc FSG Holding, LLC	United States
Manitowoc FSG Manufactura Mexico, S. de R.L. de C.V.	Mexico
McNeil (Ohio) Corporation	United States
MECAIR S.r.L.	Italy
Milperra Developments Pty Limited	Australia
Milton Acquisition ULC	Canada
Mobile Pool Builder, Inc.	United States
Moraine Properties, LLC	United States
Nano Terra, Inc. (3)	United States
Nijhuis Pompen B.V.	Netherlands
Panthro Acquisition Co.	United States
Pelican Holding LLC	United States
Pentair Aquatic Eco-Systems, Inc.	United States
Pentair Australia Holdings Pty Limited	Australia
Pentair Canada, Inc.	Canada
Pentair Clean Process Technologies India Private Limited	India
Pentair Commercial Ice LLC	United States
Pentair Commercial Services LLC	United States
Pentair Denmark Holding ApS	Denmark
Pentair Filtration Sales & Service Company, LLC	United States
Pentair Filtration Solutions, LLC	United States
Pentair Finance Group GmbH	Switzerland
Pentair Finance S.a.r.l.	Luxembourg
Pentair Finance Switzerland GmbH	Switzerland
Pentair Flow Control International Pty Limited	Australia
Pentair Flow Services AG	Switzerland

Pentair Flow Technologies de Mexico, S. de R.L. de C.V.	Mexico
Pentair Flow Technologies Pacific Pty Ltd	Australia
Pentair Flow Technologies, LLC	United States
Pentair France SARL	France
Pentair Germany GmbH	Germany
Pentair Global Holdings B.V.	Netherlands
Pentair Global S.a.r.l.	Luxembourg
Pentair Group (Thailand) Limited (4)	Thailand
Pentair Holdings S.a.r.l.	Luxembourg
Pentair Holdings, Inc.	United States
Pentair International (UK) Ltd	United Kingdom
Pentair International Holding S.a.r.l.	Luxembourg
Pentair International Sarl	Switzerland
Pentair Investments Switzerland GmbH	Switzerland
Pentair Ireland Limited	Ireland
Pentair Luxembourg S.a.r.l.	Luxembourg
Pentair Management Company	United States
Pentair Manufacturing Belgium BV	Belgium
Pentair Manufacturing Italy S.r.L.	Italy
Pentair Middle East FZE	United Arab Emirates
Pentair Nanosoft US Holdings, LLC	United States
Pentair Netherlands Euro Finance B.V.	Netherlands
Pentair Netherlands Holding B.V.	Netherlands
Pentair Pacific Rim (Water) Limited	Hong Kong
Pentair Pacific Rim, Limited	Hong Kong
Pentair Philippines, Inc. (4)	Philippines
Pentair Pleatco Acquisition LLC	United States
Pentair Residential Filtration, LLC	United States
Pentair Sales LLC	United States
Pentair Sudmo GmbH	Germany
Pentair Trading (Shanghai) Co., Ltd.	China
Pentair UK Holdings Limited	United Kingdom
Pentair US LLC 1	United States
Pentair US LLC 2	United States
Pentair US LP	United States
Pentair Water (Suzhou) Company, Ltd.	China
Pentair Water Asia Pacific Pte. Ltd.	Singapore
Pentair Water Australia Pty Ltd	Australia
Pentair Water Belgium BV	Belgium
Pentair Water Brazil LLC	United States
Pentair Water do Brasil Ltda.	Brazil
Pentair Water France SAS	France
Pentair Water Group, Inc.	United States
Pentair Water Holdings, LLC	United States
Pentair Water India Private Limited	India
Pentair Water Italy S.r.l.	Italy
Pentair Water Latinamerica S.A.	Argentina
Pentair Water Operations Australia Pty Ltd	Australia
Pentair Water Polska Sp.zoo	Poland
Pentair Water Pool and Spa, Inc.	United States
Pentair Water Proces Technologie Holding B.V.	Netherlands
Pentair Water Process Technology B.V.	Netherlands
Pentair Water Purification Systems (Shanghai) Co., Ltd.	China
Pentair Water Solutions (Hangzhou) Company, Ltd.	China
Pentair Water Spain, S.L.	Spain

Pentair Water Treatment (OH) Company	United States
Pentair Water Treatment Company	United States
Pentair Water Treatment Private Limited	India
Pentair Water, LLC	United States
Pentair Water-Mexico, S. de R.L. de C.V.	Mexico
Pentair, Inc.	United States
Penwald Insurance Company	United States
PES Pty Ltd	Australia
Pleatco Mexican Holding Company, LLC	United States
Pleatco Mexicana, S. De R.L. De C.V.	Mexico
Pleatco, LLC	United States
Plymouth Products, Inc.	United States
Seneca Enterprises Co.	United States
Sta-Rite Industries, LLC	United States
Surface Logix LLC (5)	United States
Union Engineering (NingBo) Co., Ltd.	China
Union Engineering A/S	Denmark
Union Engineering Holding LLC	United States
Union Engineering Latam Ltda (6)	Brazil
Union Engineering North America LLC	United States
Voltea Ltd. (7)	United Kingdom
Water Ingenuity Holdings Corp.	United States
Webster Electric Company, LLC	United States
X-Flow B.V.	Netherlands

(1)	10.37% owned
(2)	50% owned
(3)	4.81% owned
(4)	99.99% owned
(5)	0.01% owned
(6)	99% owned
(7)	1.69% owned